UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 3, 2020

Worksport™, LTD

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	65-0782227
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Rutherford Road

Suite 414

Vaughan, Ontario, Canada L4K 0B2

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

FRANCHISE HOLDINGS INTERNATIONAL, INC.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	WKSP	OTC Markets

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 3, 2020, Paul Haber submitted his resignation as a member of the Board of Directors of Worksport, Ltd. (the “Company”). Also on September 3, 2020, the Board of Directors of the Company accepted Mr. Haber’s resignation. Mr. Haber’s resignation was not as a result of any disagreement on any matter relating to our Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resolutions of the Board of Directors of the Company, accepting the resignation of Paul Haber, dated September 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 3, 2020

Worksport, Ltd.

/S/ Steven Rossi
By:	Steven Rossi
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resolutions of the Board of Directors of the Company, accepting the resignation of Paul Haber, dated September 3, 2020.